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                                                                    Exhibit 20.1

                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2001-5




Section 7.3 Indenture                             Distribution Date: 2/17/2004
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(i)    Amount of the distribution allocable to principal of the Notes
            Class A Principal Payment                                      0.00
            Class B Principal Payment                                      0.00
            Class C Principal Payment                                      0.00
                      Total

       Amount of the distribution allocable to the principal on the Notes per $1,000 of the initial principal balance of the Notes
            Class A Principal Payment                                      0.00
            Class B Principal Payment                                      0.00
            Class C Principal Payment                                      0.00
                      Total

(ii)   Amount of the distribution allocable to the interest on the Notes
              Class A Note Interest Requirement                    1,386,000.00
              Class B Note Interest Requirement                      149,187.50
              Class C Note Interest Requirement                      259,875.00
                      Total                                        1,795,062.50

       Amount of the distribution allocable to the interest on the Notes per $1,000 of the initial principal balance of the Notes
              Class A Note Interest Requirement                         1.10000
              Class B Note Interest Requirement                         1.42083
              Class C Note Interest Requirement                         1.92500

(iii)  Aggregate Outstanding Principal Balance of the Notes
              Class A Note Principal Balance                      1,260,000,000
              Class B Note Principal Balance                        105,000,000
              Class C Note Principal Balance                        135,000,000

(iv)   Amount on deposit in Owner Trust Spread Account            15,000,000.00

(v)    Required Owner Trust Spread Account Amount                 15,000,000.00



                                                By:
                                                  -----------------------
                                                Name:  Patricia M. Garvey
                                                Title: Vice President